UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) April 20, 2011
FIRSTMERIT CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	0-10161	34-1339938

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

III Cascade Plaza, 7th Floor Akron, Ohio	44308

(Address of principal executive offices)	(Zip Code)
(330) 996-6300

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN DIRECTORS
ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURES
EX-10.1
EX-10.2
EX-10.3

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN DIRECTORS.
FirstMerit Corporation 2011 Equity Incentive Plan
     At the 2011 Annual Meeting of Shareholders (the “2011 Annual Meeting”) of FirstMerit Corporation (the “Corporation”) held on April 20, 2011, the Corporation’s shareholders approved the adoption of the FirstMerit Corporation 2011 Equity Incentive Plan (the “2011 Incentive Plan”). The description of the 2011 Incentive Plan provided below is qualified in its entirety by reference to the complete terms of the 2011 Incentive Plan, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.
     The purpose of the 2011 Incentive Plan is to foster and promote the Corporation’s long-term financial success and increase shareholder value by motivating performance through incentive compensation. The 2011 Incentive Plan is intended to encourage participants to acquire and maintain ownership interests in the Corporation and to attract and retain the services of talented individuals upon whose judgment and special efforts the successful conduct of the Corporation’s business is largely dependent.
     The 2011 Incentive Plan became effective upon its approval by the shareholders at the 2011 Annual Meeting and, unless earlier terminated, will continue until April 20, 2021. A total of 4,600,363 common shares, plus any shares authorized to be granted under the Corporation’s 2006 Equity Incentive Plan, but which are not subject to outstanding awards thereunder (approximately 1.8 million additional common shares), may be issued under the 2011 Incentive Plan.
     The 2011 Incentive Plan provides for the award of nonqualified stock options, incentive stock options, stock appreciation rights, restricted common shares, other stock-based awards and performance-based awards to directors and employees of the Corporation. The 2011 Incentive Plan may be terminated, suspended or amended by the Corporation’s Board of Directors without shareholder approval, subject to certain limitations set forth in the 2011 Incentive Plan.
     In conjunction with the adoption of the 2011 Incentive Plan, on April 20, 2011 the Corporation adopted a form award agreement for purposes of issuing restricted shares to executive officers of the Corporation under the 2011 Incentive Plan (the “2011 Award Agreement”). The 2011 Award Agreement sets forth the terms and conditions for restricted shares issued to executive officers, as provided under the terms and conditions of the 2011 Incentive Plan. A copy of the 2011 Award Agreement is attached hereto as Exhibit 10.2 and incorporated by reference herein.

Amended and Restated Executive Cash Annual Incentive Plan
     In addition, on April 20, 2011, the Board of Directors approved the Amended and Restated FirstMerit Corporation Executive Cash Annual Incentive Plan (the “Amended Incentive Plan”), under which each of the executive officers of the Corporation, and certain other employees as approved by the Compensation Committee from time to time, are eligible to receive annual cash incentive payments, based upon achievement of certain corporate and/or individual performance goals. The following description of the Amended Incentive Plan is qualified in its entirety by reference to the complete terms of the Amended Incentive Plan, a copy of which is attached hereto as Exhibit 10.3 and incorporated by reference herein.
     The Amended Incentive Plan is effective as of January 1, 2011, and will remain in effect until revised or terminated by the Compensation Committee. The purpose of the Amended Incentive Plan is to foster superior financial results by retaining, motivating, and rewarding executives for the achievement of superior financial and personal performance and continuing the long-term growth of the Corporation. All executive officers, as well as certain other employees approved by the Compensation Committee, are eligible to participate in the Amended Incentive Plan.
     Pursuant to the Amended Incentive Plan, payments to each participant will be based on corporate and/or individual performance with minimum performance thresholds that must be exceeded in order to receive an annual cash award. Individual awards will be based on corporate and individual performance factors determined by an assessment of the level of achievement of pre-established individual and corporate goals. In the first quarter of each year: (i) the Chief Executive Officer will determine individual performance goals for each Participant; and (ii) the Compensation Committee of the Board of Directors, taking into consideration recommendations by the Chief Executive Officer, will determine the annual corporate scorecard for assessing corporate performance. The corporate scorecard will include: (1) comprehensive financial, risk and strategic internal goals; and (ii) relative external peer comparison goals. The Chief Executive Officer, and the Compensation Committee, as the case may be, shall identify goals relating to one or several of the following measures:
1.	Revenue;

2.	Net earnings or net income (before or after taxes);

3.	Earnings per share;

4.	Deposit or asset growth;

5.	Net operating income;

6.	Return measures (including return on assets and equity);

7.	Fee income;

8.	Earnings before or after taxes, interest, depreciation and/or amortization;

9.	Interest spread;

10.	Productivity ratios;

11.	Share price (including, but not limited to, growth measures and total shareholder return);

12.	Expense targets;

13.	Credit quality;

14.	Efficiency ratio;

15.	Market share;

16.	Customer satisfaction; and

17.	NIACC (net income after cost of capital).

18.	Strategic objectives (including, branding, mergers and acquisitions, succession management, dynamic market response, new product build out, expense reduction initiatives, risk management and regulatory compliance).
     The corporate performance measures included in the scorecard will have designated performance levels aligned with the corporate business plan and financial objectives. The Compensation Committee will then review the established performance scorecard and determine the corporate performance factor based on an assessment of the Company’s performance relative to the performance scorecard and identified measures. In addition, overall performance must be at a threshold level or better in the judgment of the Compensation Committee for a Participant to receive any payment.
     The individual performance factor will be based on achievement of individual goals and an assessment of overall individual contribution. Goals will be aligned with performance results for the applicable participant’s area. To be eligible for any payment (either corporate or individual), the executive must achieve at a minimum on his/her annual performance evaluation a “Meets Standards” rating.
     Final awards will be based on both the corporate and individual performance factors. The weighting between the corporate performance factor and the individual performance factor, as well as the percentage amounts of base salary to be paid for the attainment of all factors, is subject to the approval of the Compensation Committee. Factors and payment of percentage amounts of year end base salary for the Chief Executive Officer will be determined by the Compensation Committee, subject to approval by the independent members of the full Board of Directors, with the Chief Executive Officer abstaining from discussion and voting. In its sole discretion, the Compensation Committee may adjust any one or more award amounts before or after the calendar year end, change goals or waive any requirements for awards pursuant to the Amended Incentive Plan.
ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.
     On April 20, 2011, the Corporation held its 2011 Annual Meeting for the purposes of: (i) electing twelve directors for a term expiring at the 2012 Annual Meeting of Shareholders; (ii) ratifying the appointment of Ernst & Young LLP as the Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2011; (iii) approving a non-binding advisory vote regarding the compensation of the Corporation’s named executive officers as disclosed in its proxy statement; (iv) conducting a non-binding advisory vote recommending the frequency of conducting an advisory vote on the Corporation’s executive compensation; and (v) approving the adoption of the 2011 Incentive Plan. As of the close of business on February 22, 2011, the record date for the 2011 Annual Meeting, 108,768,784 common shares were outstanding and entitled to vote. At the Annual Meeting, 93,807,771, or approximately 86%, of the outstanding common shares entitled to vote were represented in person or by proxy.
The results of the voting at the 2011 Annual Meeting are as follows:

1.	The twelve nominees for director were elected to serve a one-year term ending at the 2012 Annual Meeting of Shareholders:

Name	Votes For	Votes Withheld	Broker Non-Votes
Steven H. Baer	82,375,823	1,349,982	10,081,965
Karen S. Belden	82,244,023	1,481,783	10,081,965
R. Cary Blair	81,034,828	2,690,978	10,081,965
John C. Blickle	81,054,791	2,671,014	10,081,965
Robert W. Briggs	80,137,795	3,588,011	10,081,965
Richard Colella	80,078,583	3,647,222	10,081,965
Gina D. France	82,851,064	874,741	10,081,965
Paul G. Greig	81,525,873	2,199,932	10,081,965
Terry L. Haines	81,050,091	2,675,714	10,081,965
J. Michael Hochschwender	81,699,592	2,026,214	10,081,965
Clifford J. Isroff	80,922,217	2,803,589	10,081,965
Phillip A. Lloyd II	80,120,750	3,605,056	10,081,965
2.	The selection of Ernst & Young LLP as the Corporation’s independent registered public accounting firm for the year ending December 31, 2011 was ratified:

Votes For	Votes Against	Abstentions	Broker Non-Votes
93,242,088	383,350	174,682	7,650
3.	By the following vote, the shareholders approved an advisory vote on the 2010 compensation paid to the Corporation’s named executive officers:

Votes For	Votes Against	Abstentions	Broker Non-Votes
72,663,336	10,124,727	937,738	10,081,970
4.	Shareholders recommended, on an advisory basis, the frequency for holding future advisory votes on executive compensation:

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
42,443,592	2,375,206	37,974,146	907,459	10,107,367
5.	By the following vote, the shareholders approved the adoption of the 2011 Incentive Plan:

Votes For	Votes Against	Abstentions	Broker Non-Votes
73,914,296	8,691,448	1,120,056	10,081,971

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
(d)	Exhibits.

Exhibit Number	Description
10.1	FirstMerit Corporation 2011 Equity Incentive Plan (filed herewith).

10.2	FirstMerit Corporation 2011 Equity Incentive Plan Form of Restricted Share Award Agreement (Section 16 Officers) (filed herewith).

10.3	Amended and Restated FirstMerit Corporation Executive Cash Annual Incentive Plan (filed herewith).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FirstMerit Corporation
By:	/s/ Carlton E. Langer
Carlton E. Langer
Senior Vice President and Assistant Secretary

Date: April 20, 2011